Exhibit 10.11
EJCDC
STANDARD FORM OF AGREEMENT
BETWEEN OWNER AND CONTRACTOR
ON THE BASIS OF A STIPULATED PRICE
THIS AGREEMENT is by and between
E Energy Adams, LLC, 510 Main Street, Adams, Nebraska, 68301

(hereinafter called OWNER) and
Longfellow Foundations, Inc. , 225 South Washington Street, Hutchinson,
Kansas 67501

(hereinafter called CONTRACTOR).
OWNER and CONTRACTOR, in consideration of the mutual covenants hereinafter set forth, agree as follows:
ARTICLE 1 — WORK
1.01 CONTRACTOR shall complete all Work as specified or indicated in the Contract Documents. The Work is generally described as follows:
A.	Construction relating to and consisting of work associated with “Auger Cast Grout Pile Construction” as designed by Fagen, Inc., including placement of reinforcing steel and stockpiling of spoils for removal from site by others.
ARTICLE 2 — CONTRACT TIMES
2.01 Time of the Essence
A.	All time limits for Milestones, if any, Substantial Completion, and completion and readiness for final payment as stated in the Contract Documents are of the essence of the Contract.
2.02 Dates for Substantial Completion and Final Payment
A.	As indicated by exceptions to the completion dates that were submitted by Contractor through a Schedule submitted as a part of the Bid package and further discussed prior to Notice of Award that Bidder agrees that the Work associated with the Auger Cast Grout Pile Construction will begin on or before August 7, 2006 and two (2) of the Fermentation Tank foundations Auger Cast Grout Piles will be complete and ready for Design Builder to begin work no later than August 28, 2006 with the remaining work completed as indicated on Contractor schedule submitted with bid.
ARTICLE 3 — CONTRACT PRICE
3.01 OWNER shall pay CONTRACTOR for completion of the Work in accordance with the Contract Documents an amount in current funds equal to the sum of the amounts determined pursuant to paragraphs 3.01.A below:

Adopted from EJCDC Standard Form of Agreement between Owner and Contractor	00500-1

A.	For all Work, an amount equal to the sum of the established lump sum bid as indicated in this paragraph 3.01.A:
TOTAL BASE BID (See attached Bid Form, pages 00410-1 to 00410-5):

Three Hundred Eighty-Four Thousand Eight Hundred and 00/100	($384,800.00)

(Spelled out in Words)
As provided in paragraph 11.03 of the General Conditions, estimated quantities are not guaranteed, and determinations of actual quantities and classifications are to be made by ENGINEER as provided in paragraph 9.08 of the General Conditions. Unit prices have been computed as provided in paragraph 11.03 of the General Conditions.
ARTICLE 4 — PAYMENT PROCEDURES
4.01 Submittal and Processing of Payments
     A. CONTRACTOR shall submit Applications for Payment in accordance with Article 14 of the General Conditions. Applications for Payment will be processed by ENGINEER as provided in the General Conditions.
4.02 Progress Payments; Retainage
     A. OWNER shall make progress payments on account of the Contract Price on the basis of CONTRACTOR’s Applications for Payment on or about the 1st day of each month during performance of the Work as provided in paragraphs 4.02.A.1 and 4.02.A.2 below. All such payments will be measured by the schedule of values established in paragraph 2.07.A of the General Conditions (and in the case of Unit Price Work based on the number of units completed) or, in the event there is no schedule of values, as provided in the General Requirements:
1. Prior to Substantial Completion, progress payments will be made in an amount equal to the percentage indicated below but, in each case, less the aggregate of payments previously made and less such amounts as ENGINEER may determine or OWNER may withhold, in accordance with paragraph 14.02 of the General Conditions:
     a. 90% of Work completed (with the balance being retainage).
     b. 90% of cost of materials and equipment not incorporated in the Work (with the balance being retainage).
2. Upon Substantial Completion, OWNER shall pay an amount sufficient to increase total payments to CONTRACTOR to 95% of the Work completed, less such amounts as ENGINEER shall determine in accordance with paragraph 14.02.B.5 of the General Conditions and less 90% of ENGINEER’s estimate of the value of Work to be completed or corrected as shown on the tentative list of items to be completed or corrected.

Adopted from EJCDC Standard Form of Agreement between Owner and Contractor	00500-2

4.03 Final Payment
A.	Upon final completion and acceptance of the Work in accordance with paragraph 14.07 of the General Conditions, OWNER shall pay the remainder of the Contract Price as recommended by ENGINEER as provided in said paragraph 14.07.
ARTICLE 5 — INTEREST
5.01 Not Used.
ARTICLE 6 — CONTRACTOR’S REPRESENTATIONS
6.01 In order to induce OWNER to enter into this Agreement CONTRACTOR makes the following representations:
A.	CONTRACTOR has examined and carefully studied the Contract Documents and the other related data identified in the Bidding Documents.

B.	CONTRACTOR has visited the Site and become familiar with and is satisfied as to the general, local, and Site conditions that may affect cost, progress, and performance of the Work.

C.	CONTRACTOR is familiar with and is satisfied as to all federal, state, and local Laws and Regulations that may affect cost, progress, and performance of the Work.

D.	CONTRACTOR does not consider that any further examinations, investigations, explorations, tests, studies, or data are necessary for the performance of the Work at the Contract Price, within the Contract Times, and in accordance with the other terms and conditions of the Contract Documents.

E.	CONTRACTOR is aware of the general nature of work to be performed by OWNER and others at the Site that relates to the Work as indicated in the Contract Documents.

F.	CONTRACTOR has correlated the information known to CONTRACTOR, information and observations obtained from visits to the Site, reports and drawings identified in the Contract Documents, and all additional examinations, investigations, explorations, tests, studies, and data with the Contract Documents.

G.	CONTRACTOR has given ENGINEER written notice of all conflicts, errors, ambiguities, or discrepancies that CONTRACTOR has discovered in the Contract Documents, and the written resolution thereof by ENGINEER is acceptable to CONTRACTOR.

H.	The Contract Documents are generally sufficient to indicate and convey understanding of all terms and conditions for performance and furnishing of the Work.

Adopted from EJCDC Standard Form of Agreement between Owner and Contractor	00500-3

ARTICLE 7 — CONTRACT DOCUMENTS
7.01 Contents
A.	The Contract Documents consist of the following:
1.	This Agreement (pages 00500-1 to 00500-6, inclusive);

2.	Performance Bond (pages 00610-1 to 00610-2, inclusive);

3.	Payment Bond (pages 00615-1 to 00615-2, inclusive);

4.	General Conditions (pages 00700-1 to 00700-41, inclusive);

5.	Supplementary Conditions (pages SC-1 to SC-7, inclusive);

6.	Bid Documents as listed in the table of contents of the Project Manual;

7.	Drawings consisting of 11 sheets bearing the following general title: Pile & Mat Construction Package.

8.	Addenda (numbers 1 to 2, inclusive);

9.	Exhibits to this Agreement (enumerated as follows):
a.	Notice of Award.

b.	Notice to Proceed.

c.	CONTRACTOR’s Bid (pages 00410-1 to 00410-5, inclusive);

d.	Documentation submitted by CONTRACTOR prior to Notice of Award;

;
10.	The following which may be delivered or issued on or after the Effective Date of the Agreement and are not attached hereto:
a.	Written Amendments;

b.	Work Change Directives;

c.	Change Order(s).
B.	The documents listed in paragraph 6.01.A are attached to this Agreement (except as expressly noted otherwise above).

C.	There are no Contract Documents other than those listed above in this Article 7.

D.	The Contract Documents may only be amended, modified, or supplemented as provided in paragraph 3.05 of the General Conditions.

Adopted from EJCDC Standard Form of Agreement between Owner and Contractor	00500-4

ARTICLE 8 — MISCELLANEOUS
8.01 Terms
A.	Terms used in this Agreement will have the meanings indicated in the General Conditions.
8.02 Assignment of Contract
A.	No assignment by a party hereto of any rights under or interests in the Contract will be binding on another party hereto without the written consent of the party sought to be bound; and, specifically but without limitation, moneys that may become due and moneys that are due may not be assigned without such consent (except to the extent that the effect of this restriction may be limited by law), and unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under the Contract Documents.
8.03 Successors and Assigns
A.	OWNER and CONTRACTOR each binds itself, its partners, successors, assigns, and legal representatives to the other party hereto, its partners, successors, assigns, and legal representatives in respect to all covenants, agreements, and obligations contained in the Contract Documents.
8.04 Severability
A.	Any provision or part of the Contract Documents held to be void or unenforceable under any Law or Regulation shall be deemed stricken, and all remaining provisions shall continue to be valid and binding upon OWNER and CONTRACTOR, who agree that the Contract Documents shall be reformed to replace such stricken provision or part thereof with a valid and enforceable provision that comes as close as possible to expressing the intention of the stricken provision.

Adopted from EJCDC Standard Form of Agreement between Owner and Contractor	00500-5

IN WITNESS WHEREOF, OWNER, and CONTRACTOR has signed this Agreement in quadruplicate. One counterpart each has been delivered to OWNER, CONTRACTOR, CONTRACTOR’S BONDING COMPANY and ENGINEER. All portions of the Contract Documents have been signed, initialed or identified by OWNER and CONTRACTOR or identified by ENGINEER on their behalf.
This Agreement will be effective on August 17, 2006 (which is the Effective Date of the Agreement).

OWNER:			CONTRACTOR:

E Energy Adams, LLC 510 Main Street Adams, Nebraska 68301			Longfellow Foundations, Inc. 225 South Washington Street Hutchinson, Kansas 67501

By:	/s/ Jack L. Alderman	By:	/s/ Jason Hoy

	[CORPORATE SEAL]		[CORPORATE SEAL]

Attest		Attest	/s/ Don Lane

Address for giving notices:			Address for giving notices:

Same as above

License No. N/A (Where applicable)

Agent for service of process: Holmes, Murphy, and Associates, Des Moines, Iowa

(If CONTRACTOR is a corporation or a partnership, attach evidence of authority to sign.)

Designated Representative:

Name: Jason Hoy

Title: Vice President

Address: Same as above

Phone: (620) 662-1228

Facsimile: (620) 662-3885

Adopted from EJCDC Standard Form of Agreement between Owner and Contractor	00500-6